EXHIBIT 99.2

AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

Reference is made to the Executive Employment Agreement (“Agreement”) dated as of October 30, 2007, by and among Pzena Investment Management, Inc. (the "Company"), Pzena Investment Management, LLC (the "Operating Company" and together with the Company, the "Employer") and John P. Goetz (the "Executive"). Capitalized terms used but not defined herein have the meanings given to them in the Agreement or the Operating Agreement of the Operating Company, dated as of October 30, 2007 (the “Operating Agreement”).

WHEREAS, the Employer and the Executive wish to amend the Agreement to modify certain terms of the guaranteed payments and employee benefits provision (this “Amendment”); and

WHEREAS, the Board of Directors of the Company approved this Amendment at a meeting on October 17, 2012;

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth in the Agreement and for other good and valuable consideration, the parties agree as follows:

1.           Section 3(a) shall be replaced in its entirety by the following:

Employee Payments and Benefits.  As of the date of this Amendment, any base salary and/or Performance Payment made to the Executive will be determined by the Compensation Committee of the Board of the Managing Member in its sole discretion.

2.	Except as set forth above, the provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be signed as of the 1st day of November, 2012.

PZENA INVESTMENT MANAGEMENT, INC.
By: /s/ Richard S. Pzena Name: Richard S. Pzena Title: Chief Executive Officer

PZENA INVESTMENT MANAGEMENT, LLC
By: /s/ Richard S. Pzena Name: Richard S. Pzena Title: Chief Executive Officer

JOHN P. GOETZ
/s/ John P. Goetz John P. Goetz